                                                                    EXHIBIT 23.2



Consent of KPMG Peat Marwick LLP



The Board of Directors
Merge Technologies, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 18, 1997